Exhibit 1(g)

                           Certificate of Designation

                                MERCURY FUNDS II

      The undersigned, constituting a majority of the Trustees of Mercury Funds II (formerly known as, "Mercury HW Funds"), a Massachusetts business trust (hereinafter referred to as the "Trust"), pursuant to the authority conferred upon the Trustees by Article FOURTH, paragraph 1(c) and Article FOURTH, paragraph 3 of the Amended and Restated Declaration of Trust of the Trust dated August 22, 1984, as amended and restated to date (hereinafter referred to as the "Declaration of Trust"), do hereby amend and restate the Amended and Restated Certificate of Designation of the Trust dated September 7, 2001 (the "Prior Designation") for the purpose of (i) incorporating amendments to the Declaration of Trust and the Prior Designation dated June 18, 2002, and (ii) designating an additional class of shares of the series of the Trust designated Mercury International Value Fund. No changes to the special and relative rights of the existing series or classes of shares of the Trust are intended by this amendment and restatement.

      The shares of beneficial interest of the Trust ("Shares") are divided into three separate series, each series to have the following special and relative rights:

      (1)   The series shall be designated as follows:

            Mercury International Value Fund

            Mercury Total Return Bond Fund

            Mercury Low Duration Fund

      (2) Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933.

      (3) The Shares of the Mercury Total Return Bond Fund and Mercury Low Duration Fund shall be classified into four classes (each, a "Class"), designated Class I Shares, Class A Shares, Class B Shares and Class C Shares, of which an unlimited number may be issued. The Shares of the Mercury International Value Fund shall be classified into five Classes, designated Class I Shares, Class A Shares, Class B Shares, Class C Shares and Class R Shares, of which an unlimited number may be issued. Investor Class Shares of these series outstanding on October 6, 2000 have been redesignated Class I Shares. Distributor Class Shares outstanding on October 6, 2000 have been redesignated Class A Shares.

      (4) The holders of Shares of the several Classes of each series having multiple Classes shall be considered shareholders of such series, and shall have the relative rights and preferences set forth herein and in the Declaration of Trust with respect to Shares of

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such series, and shall also be considered shareholders of the Trust for all other purposes (including, without limitation, for purposes of receiving reports and notices and the right to vote) and, for matters reserved to the shareholders of one or more other Classes or series by the Declaration of Trust or by any instrument establishing and designating a particular Class or series, or as required by the Investment Company Act of 1940 and/or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, as from time to time in effect, the "1940 Act") or other applicable laws.

      (5) The Shares of the several Classes of each series having multiple Classes shall have identical dividend, liquidation and other rights and the same terms and conditions, except that the expenses related directly or indirectly to the distribution of the Shares of a Class paid under a plan of distribution under Rule 12b-1 under the 1940 Act (a "Plan"), and any account maintenance fees to which such Class is subject (as determined by the Trustees), shall be borne solely by such Class, and such expenses shall be appropriately reflected in the determination of net asset value and the dividend, distribution and liquidation rights of such Class.

      (6) (a) Class I Shares of each applicable series shall be subject to a front-end sales charge in such amounts as shall be determined from time to time, but no asset-based sales charge or account maintenance fee.

            (b) Class A Shares of each series having Class A Shares shall be subject to (i) a front-end sales charge or, for shareholders for which the front-end sales charge is waived, a contingent deferred sales charge and (ii) an account maintenance fee for the maintenance of shareholder accounts and personal services, in such amounts as shall be determined from time to time.

            (c) Class B Shares of each series having Class B Shares shall be subject to (i) a contingent deferred sales charge and (ii) (A) an asset-based sales charge pursuant to a Plan, and (B) an account maintenance fee for the maintenance of shareholder accounts and personal services, in such amounts as shall be determined from time to time. Class B Shares shall automatically convert to Class A Shares in accordance with such requirements and procedures as the Trustees establish.

            (d) Class C Shares of each series having Class C Shares shall be subject to (i) a contingent deferred sales charge and (ii)(A) an asset-based sales charge pursuant to a Plan, and (B) an account maintenance fee for the maintenance of shareholder accounts and personal services, in such amounts as shall be determined from time to time.

            (e) Class R Shares of each series having Class R Shares shall be subject to (i) an asset-based sales charge pursuant to a Plan, and (ii) an account maintenance fee for the maintenance of shareholder accounts and personal services, in such amounts as shall be determined from time to time.

      (7) As provided in paragraph 6(i) of Article FOURTH of the Declaration, and subject to compliance with the requirements of the 1940 Act, the Trustees shall have the

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authority to provide that holders of Shares of any series shall have the right to convert said Shares into Shares of one or more other series of registered investment companies specified for the purpose in this Trust's Prospectus for the Shares accorded such right, that holders of any Class of Shares of a series shall have the right to convert such Shares into Shares of one or more other Classes of such series, and that Shares of any Class of a series shall be automatically converted into Shares of another Class of such series, in each case in accordance with such requirements and procedures as the Trustees may from time to time establish. The requirements and procedures applicable to such mandatory or optional conversion of any such Shares shall be set forth in the Prospectus in effect with respect to such Shares.

      (8) Shareholders of each series and Class shall vote as a separate series or Class, as the case may be, on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any series or Class as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act, or any successor rule and by the Declaration of Trust. Except as otherwise required by the 1940 Act, the shareholders of each Class of any series having more than one Class of Shares, voting as a separate Class, shall have sole and exclusive voting rights with respect to the provisions of any Plan applicable to Shares of such Class.

      (9) The assets and liabilities of the Trust shall be allocated among the above-referenced series as set forth in paragraph 6 of Article FOURTH of the Declaration of Trust, except that the liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated among the series (a) on the basis of their relative average daily net assets, (b) as incurred on a specific identification basis or (c) evenly among the series, depending on the nature of the expenditure.

      (10) The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate expenses or to change the designation of any series or Class now or hereafter created, or otherwise to change the special and relative rights of any such series or Class provided that such change shall not adversely affect the rights of holders of outstanding Shares of any series or Class.

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      IN WITNESS WHEREOF, the undersigned, consulting a majority of the
Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article Eighth, paragraph 11(c) of the Declaration of Trust as of the 13th day of December, 2002.

            /s/ Terry K. Glenn                         /s/ James H. Bodurtha
    --------------------------------------         -----------------------------
              Terry K. Glenn                             James H. Bodurtha
      (President/Principal Executive                         (Trustee)
             Officer/ Trustee)


           /s/ Herbert I. London                          /s/ Joe Grills
    --------------------------------------         -----------------------------
             Herbert I. London                              Joe Grills
                 (Trustee)                                   (Trustee)


         /s/ Roberta Cooper Ramo                        /s/ Andre F. Perold
    --------------------------------------         -----------------------------
            Roberta Cooper Ramo                           Andre F. Perold
                 (Trustee)                                   (Trustee)


           /s/ Melvin R. Seiden                     /s/ Robert S. Salomon, Jr.
    --------------------------------------         -----------------------------
             Melvin R. Seiden                         Robert S. Salomon, Jr.
                 (Trustee)                                   (Trustee)


                                                      /s/ Stephen B. Swensrud
                                                   -----------------------------
                                                        Stephen B. Swensrud
                                                             (Trustee)

      The Declaration of Trust establishing Mercury Funds II, dated August 22 1984, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that neither the Shareholders nor the Trustees of the Trust, nor any of their agents, whether past, present or future, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the assets of the Trust only shall be liable.